PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
CONFIDENTIAL
Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED
RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This SECOND AMENDMENT (the “Amendment”), dated March 26, 2020 (the “Amendment Date”), is entered into by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Amicus Therapeutics, Inc., a corporation organized under the laws of the state of Delaware (“Licensee”). Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

WHEREAS, the Parties entered into that certain Amended and Restated Research, Collaboration & License Agreement dated May 28, 2019, as amended through a first amendment dated December 20, 2019 (collectively, the “Collaboration Agreement”), pursuant to which, among other things, Penn and Licensee are conducting a research program for the pre-clinical development of certain gene therapy products intended to treat certain specified indications; and

WHEREAS, the Parties entered in to that certain Process Development Research & License Agreement dated March 26, 2020 (the “PD Agreement”), pursuant to which, among other things, Penn and Licensee are conducting a research program for the development and/or optimization of manufacturing technology for gene therapy products;

WHEREAS, the Parties now wish to further amend certain provisions of the Collaboration Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meaning given to such terms in the Collaboration Agreement, unless otherwise specified herein.

2.Joint Steering Committee. Sections 4.1.2(j) and 4.1.2(k) of the Collaboration Agreement are hereby deleted in their entirety and replaced with the following:

“(j) endeavor to resolve any disagreement between the Parties arising at the JIPC, the JMC (as defined in the PD Agreement) established pursuant to the PD Agreement or any other subcommittee established under this Agreement or the PD Agreement;

(a)establish such additional subcommittees as it deems necessary to achieve the objectives and intent of each Research Program, the Discovery Program and/or the PD Research Program (as defined in the PD Agreement); and

(b)conduct such other activities as specifically assigned to the JSC under this Agreement or the PD Agreement.

As used in this Agreement, “PD Agreement” means that certain Process Development Research & License Agreement entered into by and between Penn and Licensee dated March 26, 2020.”

3.Additional Financial Provisions. The following is hereby added as Section 6.14 of the Collaboration Agreement:

“In the event that a Licensed Product is Covered by a Penn PD Patent Right or a Joint PD Patent Right (each, as defined in the PD Agreement) in a particular country, and such Licensed Product is not Covered by any Penn Patent Rights, Joint Patent Rights, or Licensed Know- How, the royalty and milestone payments under this Agreement shall apply to such Licensed Product as follows:

(a)Solely with respect to such Licensed Product and such country and solely for purposes of subsections (b) and (c) below, the definition of “Program Valid Claim” shall be deemed to refer to such Penn PD Patent Rights or Joint PD Patent Rights (each, as defined in the PD Agreement) instead of Penn Patent Rights A or Penn Patent Rights B;

(b)Licensee will pay Penn milestone payments in accordance with the terms of Section
6.2 upon the achievement of the corresponding milestone event by such Licensed Product; provided that such milestones have not previously been achieved by a Licensed Product for the same Indication;

(c)Licensee will pay Penn royalties in accordance with the terms of Section 6.3 on Net Sales of such Licensed Product.”

4.Amendments.

a.Section 1.19 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“1.19 “Discovery Patent Rights” [***].”

b.Section 1.30 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“1.30 “DRG Technology” means [***]”

c.Section 1.32 of the Collaboration Agreement is hereby amended by the deletion of:
[***].

d.Section 1.50 of the Collaboration Agreement is hereby amended by adding the following to the end of Section 1.50:

“For clarity, Licensed Discovery Know-How does not include any DRG Technology.”

e.Section 1.93 of the Collaboration Agreement is hereby amended by adding the following to the end of Section 1.93:

“[***]”

f.Section 1.99 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“1.99 “Wilson Lab” means Dr. James M. Wilson and all individuals who are under the direct supervision or control of Dr. James M. Wilson or his successor as Director of the Wilson Gene Therapy Program at Penn, provided that the Service Center Cores are not included in the Wilson Lab, including any personnel of the Service Center Cores. For clarity, and notwithstanding the foregoing sentence, Vector Operations is a department of the Wilson Lab and is included in the Wilson Lab, but the performance of Vector Core activities are specifically excluded from the Wilson Lab. It is understood that the activities of the Wilson Lab and/or Vector Operations in the performance of a Research Program are not Vector Core activities.”

For clarity, references to the Wilson Lab in the Collaboration Agreement, including in Sections 1.19, 1.47, 1.51, 1.57, 1.61, 1.67, 1.68, 1.69, 1.86 and 2.5.5 of the Collaboration Agreement, shall be deemed to refer to the Wilson Lab and/or Vector Operations.

g.The following sections are hereby added to Article 1 of the Collaboration Agreement:

“1.101 “Vector Core” means the performance of the following activities by Vector Operations for and on behalf of personnel and departments of Penn (including the Wilson Lab) and/or for other Third Parties: (a) vector production services, and (b)

characterization, release and stability testing of vectors, small scale through large scale, including for use in support of toxicology studies.”

“1.102 “Vector Operations” means a laboratory at Penn that reports to Dr. James
M. Wilson and focuses on the development of AAV and other parvovirus vector manufacturing processes.”

“1.103 “DRG Exclusivity Period” means [***]."

“1.104 “DRG Patent Rights” means (a) [***] and (b) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues of any of the Patent Rights in (a), including divisions, but excluding continuations-in-part except to the extent of claims solely supported in the specification and entitled to the priority date of the parent application for any of the foregoing, and (c) any corresponding foreign Patent Rights to the foregoing; provided, however, that the foregoing shall not include [***].”

“1.105 “Exclusive DRG Technology Indications” means (a) CDKL5 Deficiency Disorder, (b) Pompe Disease, (c) Fabry Disease, (d) NPC, (e) MPS IIIA, (f) MPS IIIB, and (g) [***], as each of the foregoing indications are defined in Sections 1.32 and 1.46.”

“1.106 “Exploratory DRG Technology Indications” means, [***].”

“1.107 “Licensee Product” means a gene therapy product, other than a Licensed Product or Designated Product, for which Licensee has rights with respect to the research, development or commercialization of the gene therapy product, itself or with or through any Third Party, for a Licensee Product Option Indication.”

“1.108 “Licensee Product Option Indications” means the following specific disease or condition: [***].”

h.The Collaboration Agreement is hereby amended by the addition of the following Section 2.5.5:

“2.5.5 In the event Penn desires to grant a for-profit, commercial entity (other than such an entity controlled (as such term is defined in Section 1.3) or formed by Tom Hamilton or the Cure FA Foundation) a license for the indication [***] under Patent Rights Controlled by Penn and conceived and reduced to practice by the Wilson Lab, Penn shall provide Licensee written notice and provide Licensee a right of first negotiation to negotiate with Penn terms for such license. Upon written notification from Penn (“ROFN Notice”), Licensee will have [***] from the date of such Offer Notice to provide written notice of exercise to Penn that Licensee desires to negotiate terms for such license with Penn (“Exercise Notice”). Upon Penn’s receipt of such Exercise Notice, Penn and Licensee shall negotiate in good faith for a period of up to [***] for such license agreement (“Negotiation Period”). For clarity, the foregoing shall not restrict Penn from negotiating terms for, or granting such license to, (a) a non-profit or non-commercial entity, or (b) any Third Party in the event (i) Licensee does not provide an Exercise Notice within such [***] period from the date of such Offer Notice, (ii) Penn and Licensee are unable to agree to the terms of such license, or (iii) Penn and Licensee are unable to enter into an agreement for such license after good faith negotiations during the Negotiation Period.”

i.Section 2.9 of the Collaboration Agreement is hereby amended by the addition of the following sentence at the end of Section 2.9:

“[***].”

j.The Collaboration Agreement is hereby amended by the addition of the following Section 2.13:

“2.13 Non-Exclusive DRG Technology License Option. During the period beginning on the Amendment Date until expiration of the Discovery Term (“Non-Exclusive DRG Option Period”), Penn hereby grants to Licensee an option (the “Non-Exclusive DRG Option”) to obtain, on a Licensee Product Option Indication-by-Licensee Product Option Indication basis, a non-exclusive, worldwide, royalty-bearing right and license, with the right to sublicense only in conjunction with a license to a Licensee Product and subject to the provisions of Section 5.6, under the DRG Patent Rights and the Know-How within the DRG Technology, to make, have made, use, sell, offer for sale, and import Licensee Products for such Licensee Product Option Indication. Licensee may exercise the Non- Exclusive DRG Option by providing written notice to Penn of exercise of such Non- Exclusive DRG Option during the Non-Exclusive DRG Option Period identifying the specific Licensee Product Option Indication subject to such exercise. Licensee shall only disclose such Licensee Product Option Indication in such exercise notice and shall not disclose to Penn additional information relating to any Licensee Product. If Licensee exercises such Non-Exclusive DRG Option, then the license grant set forth in Section 5.8.1(d) shall come into effect upon Penn’s receipt of payment of the Non-Exclusive DRG Option Fee with respect to such Licensee Product Option Indication. The option set forth in this Section 2.13 shall terminate upon early termination of the Agreement.”

k.Section 3.3.2 is hereby deleted in its entirety.

l.Section 5.1(b) is hereby deleted in its entirety and replaced with the following:

“(b)(i) an exclusive, worldwide, royalty-bearing right and license, with the right to sublicense (subject to the provisions of Section 5.6), under Penn Patent Rights B and (ii) a non-exclusive, world-wide royalty-bearing right and license, with the right to sublicense (subject to the provisions of Section 5.6), under Licensed Discovery Know-How, in each case ((i) and (ii)), to make, have made, use, sell, offer for sale, and import Designated Products for the Indications in the Field of Use during the Term;”

m.Section 5.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Retained Rights. Notwithstanding the License or DRG Technology License, Penn retains the right under the Penn Patent Rights and the DRG Patent Rights to (a) conduct educational, research and clinical / patient care activities itself (including sponsored research) and (b) authorize non- commercial third parties to conduct education, non- commercial research and clinical / patient activities, in each case of subpart (a) and (b) related to the Indications in the Field of Use; provided however that Penn shall not have the right to use or authorize the use of any Licensed Product for an Indication that is under active clinical testing or being sold by Licensee in the conduct of clinical or patient care activities without Licensee’s consent.”

n.Section 5.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“U.S. Government Rights. The License and the DRG Technology License are expressly subject to all applicable provisions of any license to the United States Government executed by Penn and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200- 212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States. If so requested by Licensee, Penn shall reasonably cooperate with and assist Licensee to seek and obtain a waiver from the appropriate Regulatory Authorities with respect to such manufacturing requirement.”

o.The Collaboration Agreement is hereby amended by the addition of the following Section 5.8:

“5.8 DRG Technology License.

i.Grant of DRG Technology License. Subject to the terms and conditions of this Agreement, Penn hereby grants to Licensee (the below rights, the “DRG Technology License”):

(a)(i) an exclusive, worldwide, royalty-bearing (solely to the extent provided in Section 6.3) right and license, with the right to sublicense only in conjunction with a Designated Product for such Exclusive DRG Technology Indication subject to the provisions Section 5.6, under the DRG Patent Rights and (ii) a non-exclusive, worldwide, royalty-bearing right and license, with the right to sublicense only in conjunction with a Designated Product subject to the provisions Section 5.6 under the DRG Technology, in each case ((i) and (ii)), to make, have made, use, sell, offer for sale, and import Designated Products for the Exclusive DRG Technology Indications in the Field of Use for the Exclusivity Period. Following the expiration of the Exclusivity Period, the DRG Technology License granted under this Section 5.8.1(a)(i) shall convert to a non- exclusive, worldwide, royalty-bearing right and license with the right to sublicense only in conjunction with a Designated Product subject to the provisions Section 5.6;

(b)a non-exclusive, worldwide, royalty-bearing (solely to the extent provided in Section 6.3) right and license, with the right to sublicense only in conjunction with a Designated Product for such Exploratory DRG Technology Indication subject to the provisions of Section 5.6, under DRG Patent Rights and the DRG Technology to make, have made, use, sell, offer for sale, and import Designated Products for the Exploratory Indications;

(c)a non-exclusive, worldwide, royalty-bearing (solely to the extent provided in Section 6.3) right and license, with the right to sublicense only in conjunction with a Licensed Product for such Exclusive DRG Technology Indication subject to the provisions of Section 5.6, under DRG Patent Rights and the DRG Technology to make, have made, use, sell, offer for sale, and import Licensed Products for the Exclusive DRG Technology Indications; and

(d)on a Licensee Product Option Indication-by-Licensee Product Option Indication basis and subject to Licensee’s exercise of the Non-Exclusive DRG Option and payment of the Non-Exclusive DRG Option Fee, a non-exclusive, worldwide, royalty- bearing right and license, with the right to sublicense only in conjunction with a Licensee Product, under the DRG Patent Rights and DRG Technology to make, have made, use, sell, offer for sale, and import Licensee Products for the Licensee Product Option Indication.

ii.Limited Exclusivity. The exclusive license grant set forth in Section 5.8.1(a) is subject to any applicable requirement, order, specific written request or decree by a Regulatory Authority to Penn to make such DRG Technology available to a Third Party on a non-exclusive basis for a specified Exclusive DRG Technology Indication. In such event, Penn shall provide written notice to Licensee of the foregoing, and any exclusive license grant set forth in Section 5.8.1(a) during the DRG Exclusivity Period shall convert to a non-exclusive license grant with respect to such Exclusive DRG Technology Indication to the extent necessary to accommodate Penn’s compliance with such requirement, order, specific written request or decree.

iii.Diligence. In the event an IND is filed for a Designated Product for an Exclusive DRG Technology Indication and such Designated Product does not utilize the

DRG Technology, upon written notification by Penn, the exclusive license grant under Section 5.8.1(a) with respect to such Exclusive DRG Technology Indication shall convert to a non-exclusive, worldwide, royalty-bearing right and license without the right to sublicense (except in conjunction with a sublicense to a Licensed Product subject to the provisions Section 5.6).

iv.Indication Restriction. Subject to Section 5.8.3 and Penn’s retained rights set forth in Section 5.4 and Section 5.8.2, during the DRG Exclusivity Period, Penn shall not license to any Third Party the DRG Patent Rights for a product for an Exclusive DRG Technology Indication.

e.The Collaboration Agreement is hereby amended by the addition of the following Section 6.15:

“6.15 Financials Related to the DRG Technology License.

i.Financials Related to License Granted Pursuant to Section
5.8.1(d)

1.Upfront Payment. On a Licensee Product Option
Indication-by-Licensee Product Option Indication basis, within [***] of Licensee’s exercise of the Non-Exclusive DRG Option with respect to such Licensee Product Option Indication, Licensee shall pay Penn a non-refundable and non-creditable license issue fee of: (a) [***] if Licensee exercises such Non-Exclusive DRG Option for such Licensee Product Option Indication prior to the first dosing of the first patient in a Clinical Study of a Licensee Product for such Licensee Product Option Indication or
(b) [***] if Licensee exercises such Non-Exclusive DRG Option for such Licensee Product Option Indication after the first dosing of the first patient in a Clinical Study of a Licensee Product for such Licensee Product Option Indication.

2.Milestones. In addition, and as additional consideration for the DRG Technology License set forth in Section 5.8.1(d), Licensee will pay Penn the following milestone payments upon the achievement of the first Licensee Product to achieve the corresponding milestone for each Licensee Product Option Indication, whether achieved by Licensee or an Affiliate or Sublicensee. Licensee shall promptly notify Penn in writing of the achievement of any such milestone and Licensee shall pay Penn in full the corresponding milestone payment within [***] of such achievement. For clarity, each milestone payment set forth below is non- refundable, non-creditable and is not an advance against Royalties due to Penn or any other amounts due to Penn.

Milestone (payable once per Licensee Product Option Indication)	Milestone Payment (in U.S. dollars)
[***]	$[***]

Milestone (payable once per Licensee Product Option Indication)	Milestone Payment (in U.S. dollars)
[***]	$[***]
[***]	$[***]
Total Milestone Payments per Licensee Product Option Indication	$[***]
3.Royalty. In addition, and as further consideration for the DRG Technology License set forth in Section 5.8.1(d), on a Licensee Product-by-Licensee Product basis for each Licensee Product Option Indication and during the applicable Licensee Product Royalty Period, Licensee shall pay to Penn a non-refundable, non-creditable royalty of [***] of worldwide Net Sales of Licensee Product for such Licensee Product Option Indication. Licensee’s obligation to pay Penn such royalty will continue on a country-by-country and Licensee Product-by- Licensee Product basis from the date of First Commercial Sale of such Licensee Product for such Licensee Product Option Indication in a country until the latest of (a) the expiration or abandonment of the last Valid Claim within the DRG Patent Rights covering such Licensee Product in such country, (b) [***] after First Commercial Sale of such Licensee Product in such country, (c) the expiration of the Regulatory Exclusivity with respect to such Licensee Product; [***] (such royalty period, the “Licensee Product Royalty Period”). In addition, the royalty under this Section 6.15.1.3 shall be subject to the royalty reductions set forth in Section 6.3.3, applied mutatis mutandis. For the avoidance of doubt, no additional royalty shall be due under this Section 6.15 with respect to Net Sales of any Licensed Product, including any Designated Product. For the avoidance of doubt, such products are subject to royalty obligations solely pursuant to Section 6.3.

4.As used in this Section 6.15.1, (a) “Net Sales” shall have the meaning ascribed to such term as set forth in Section 1.59, substituting Licensee Product for each reference to Licensed Product in such section and (b) “Valid Claim” shall have the meaning ascribed to such term as set forth in Section 1.98, substituting DRG Patent Rights for each reference to Penn Patent Rights in such section.”

f.The Collaboration Agreement is hereby amended by the addition of the following Section 8.7:

“8.7 DRG Patent Filing Prosecution and Maintenance, Patent Costs, Infringement.

i.Patent Filing Prosecution and Maintenance.

(a)Penn will use diligent efforts to file, and thereafter prosecute in good faith and maintain DRG Patent Right(s). DRG Patent Right(s) will be held in the name of Penn and obtained with Patent Counsel. Penn shall control all actions and decisions with respect to the filing, prosecution and maintenance of DRG Patent Right(s). For the purposes of this Agreement, “maintenance” of the DRG Patent Right(s) includes inter partes patent review proceedings before the USPTO or a similar patent administration outside the US. For DRG Patent Rights, Penn will instruct Patent Counsel to provide Licensee copies of patent applications when filed, notices of allowance when received, office actions when issued and office action responses when filed.

(b)In the event that DRG Technology is conceived and reduced to practice by the Wilson Lab and/or Vector Operations during the Discovery Term without the use of any Licensee funding (“DRG Technology Improvement”) and such DRG Technology Improvement is also incorporated into any clinical candidate of a Third Party with whom the Wilson Lab is collaborating, then Penn may file and prosecute a Patent Right that covers such clinical candidate of a Third Party with whom the Wilson Lab is collaborating incorporating such DRG Technology Improvement (“Third Party Candidate Patent Right”); provided, however, that if Penn files a Third Party Candidate Patent Right, Penn shall also separately file and prosecute a patent application specific for such DRG Technology Improvement distinct from such Third Party Candidate Patent Right.

ii.Patent Costs.

1.Subject to Section 8.7.2.3, within [***] after the Amendment Date, Licensee will reimburse Penn for all documented out-of-pocket costs for the filing, prosecution and maintenance of DRG Patent Right(s) for the filing, prosecution and maintenance of DRG Patent Rights, including all accrued and documented attorney fees, expenses, official and filing fees (“DRG Patent Costs”), incurred prior to the Amendment Date, which have not otherwise been reimbursed by Licensee or other licensees of such DRG Patent Rights (“Historic DRG Patent Costs”). Notwithstanding the first sentence of this Section 8.7.2.1, for DRG Patent Right(s) licensed by Penn to more than one licensee, Licensee shall be responsible for payment to Penn of a pro rata share of such documented Historic DRG Patent Costs based on the number of licensees for such Patent Rights.

2.Licensee will bear (a) all DRG Patent Costs incurred during the Term for DRG Patent Right(s) (“Ongoing DRG Patent Costs”). Notwithstanding the foregoing, for DRG Patent Rights licensed by Penn to more than one licensee, Licensee shall be responsible for payment to Penn of a pro rata share of such documented Ongoing DRG Patent Costs based on the number of licensees for such DRG Patent Rights. No later than sixty (60) days prior to the end of each Calendar Year during the Term, Penn shall provide to Licensee, a good faith estimate and budget for the Ongoing DRG Patent Costs anticipated to be incurred for the next Calendar Year and, to the extent applicable, Licensee’s proportionate share of such Ongoing DRG Patent Costs. This Section 8.7.2 is subject to Section 8.7.1 above.

3.With respect to DRG Patent Right(s), Licensee shall be subject to Advance Payment. Notwithstanding whether Licensee makes an Advance Payment for any patent action, Licensee shall bear its pro rata share (based on the number of licensees for such DRG Patent Rights) of all DRG Patent Costs with respect to DRG Patent Right(s) as set forth in this Section 8.7.2, above, and shall pay such amounts within [***] of receipt of invoice for such patent actions.

4.Licensee shall also have the right, on a DRG Patent Right-by-DRG Patent Right and country-by-country basis, to (i) elect not to fund at the time of disclosure, or (ii) elect not to continue to fund, in each case (i) and (ii), its pro rata share (as determined pursuant to this Section 8.7 above) of the DRG Patent Costs with respect to any DRG Patent Right(s) in a particular country, which election may be made by Licensee upon sixty (60) days prior written notice to Penn (“DRG Election Notice”). If Licensee delivers a DRG Election Notice to Penn, following the expiration of such sixty (60) day period, Licensee shall have no further obligation to pay Ongoing DRG Patent Costs with respect to any DRG Patent Right identified in such DRG Election Notice in any country identified in such DRG Election Notice and any such Patent Right in any such country shall thereafter be excluded from the DRG Patent Rights.

iii.Infringement.

1.If either Party believes that an infringement by a Third Party with respect to any DRG Patent Right is occurring or may potentially occur, the knowledgeable Party will provide the other Party with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement or potential infringement. With respect to DRG Patent Rights, Penn shall have the exclusive right to enforce such Patent Rights and institute suit for Patent Infringement. If Penn institutes such suit, then Licensee may not join such suit without the prior written consent of Penn.

2.Any recovery or settlement received in connection with any suit will be the exclusive property of Penn.

3.Licensee will reasonably cooperate and assist Penn in litigation proceedings instituted hereunder at Penn’s request and expense.

4.Penn shall keep Licensee reasonably informed of the initiation and status of any action to enforce any DRG Patent Rights to which Licensee has rights hereunder.

5.If, within [***] following the date of a notice delivered pursuant to Section 8.7.3.1, infringing activity of potential commercial significance with respect to the DRG Patent Rights for a Licensee Option Indication has not been abated or Penn has not brought suit against the infringer, then payments due to Penn with respect to the DRG Patent Rights for a Licensee Product for a Licensee Product Option Indication pursuant to Section 6.15 and/or Section 8.7.2 shall be suspended for so long as the infringing activity of potential commercial significance continues unabated by a Third Party competitor of a Licensee Product for the Licensee Product Option Indication and Penn does not bring suit against the infringer relating to such Licensee Product for the Licensee Product Option Indication that is the subject of the notice of infringement under Section 8.7.3.1. If such infringement is subsequently abated, whether as a result of acts of Penn or a Third Party, Licensee’s payment obligations with respect to the DRG Patent Rights for such infringed Licensee Product Option Indication shall be reinstated; provided that Licensee shall have no obligation to pay any amounts that would have been due pursuant to Section 6.15 and/or Section 8.7.2 during the period of any unabated infringement but for this Section 8.7.3.5.”

c.Section 10.2.3 is hereby amended and restated in its entirety as follows:

“Other than licenses granted under the Excluded Penn IP, rights granted to Patent Rights set forth in Exhibit X or the arrangements with Third Parties described in Schedule 3.2.4 or Schedule 10.2.3, to Penn’s knowledge, Penn has not entered into any arrangement with any Third Party for any Indication, Potential Indication or Exploratory Indication prior to the New Effective Date which is still in effect and pursuant to which a Third Party has license rights, or has an option to obtain rights, to any Patent Rights conceived or reduced to practice in the Wilson Lab.”

d.Exhibit G is hereby amended and restated in its entirety with Exhibit G attached hereto.

e.Exhibit H is hereby amended and restated in its entirety with Exhibit H attached hereto.

f.Schedule 3.2.4 is hereby amended and restated in its entirety with Schedule 3.2.4 attached hereto.

5.No Other Modification. Except as specifically set forth in this Amendment, the terms and conditions of the Collaboration Agreement shall continue in full force and effect and shall apply to this Amendment. This Amendment constitutes the complete and exclusive statement of agreement between the Parties with respect to the subject matter of this Amendment, and supersedes all prior agreements and understandings, and all prior and contemporaneous (oral or written) proposals, understanding, representations, conditions, warranties, covenants and all other communications between the Parties respecting the subject matter hereof. No wa iver, modification or amendment of any provision of this Amendment shall be valid or effective unless made in a writing referencing this Amendment and signed by a duly authorized officer of each Party.

6.Miscellaneous. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Amendment, including the signature pages, will be deemed an original. This Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

[Remainder of the page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Amendment Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA
By: /s/ John S. Swartley, PhD
Name: John S. Swartley, PhD
Title: Associate Vice Provost for Research and Managing Director, Penn Center for Innovation

AMICUS THERAPEUTICS, INC.
By: /s/ John Crowley
Name: John Crowley
Title: Chairman and CEO

Read and Acknowledged:

By:  /s/ Dr. James M. Wilson
Name: Dr. James M. Wilson
Title: Director, Gene Therapy Program

Amended and Restated Exhibit G

[***]

Amended and Restated Exhibit H

[***]

2

Amended and Restated Schedule 3.2.4

[***]

Schedule 10.2.3

[***]

5

Exhibit X

[***]

6

Exhibit Y

[***]
7